UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 19, 2016

CHAMPIONS ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware                    001-11540            52-1401755
(State or Other Jurisdiction        (Commission File Number)        (IRS Employer
of Incorporation)                                Identification No.)

1 University Plaza, Suite 307, Hackensack, New Jersey 07601
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 808-8400

Not applicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2016, the Company and certain members of its senior management team agreed to exchange existing options to purchase shares of the Company’s common stock with new options. The new options have the same values as the existing options, using the Black-Scholes valuation method, in that they are exercisable for fewer shares but at a lower exercise price, and have the same vesting schedules and the same termination expiration dates as the existing options. The members of the senior management team whose options were exchanged include Joel Ackerman, the Company’s Chief Executive Officer and a member of its Board of Directors, Ronnie Morris, the Company’s President and a member of its Board of Directors, and David Miller, the Company’s Vice President, Finance. As a result of the option exchange, an aggregate of 1,793,781 existing options with exercise prices ranging from $4.55 to $6.96 per share were exchanged for an aggregate of 1,568,191 new options with exercise prices of $2.10 per share.

The above summaries are qualified in their entirety by reference to the option exchange agreements between the Company and each of Mr. Ackerman, Dr. Morris and Mr. Miller, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit No.

10.1	Option Exchange Agreement dated as of July 19, 2016 between the Company and Joel Ackerman.

10.2	Option Exchange Agreement dated as of July 19, 2016 between the Company and Ronnie Morris.

10.3	Option Exchange Agreement dated as of July 19, 2016between the Company and David Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHAMPIONS ONCOLOGY, INC.
(Registrant)

Date: July 22, 2016            By:     /s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer